Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 215 to the Registration Statement on Form N–1A of Fidelity Summer Street Trust: Fidelity Focused High Income Fund and Fidelity Healthy Future Fund of our reports dated June 12, 2023; Fidelity U.S. Low Volatility Equity Fund of our report dated June 13, 2023; Fidelity Capital & Income Fund, Fidelity Global High Income Fund, Fidelity High Income Fund and Fidelity SAI High Income Fund of our reports dated June 21, 2023, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended April 30, 2023.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 22, 2023